UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2003

DDi Corp.

DDi Capital Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
California	333-41187	33-0780382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 3.    Bankruptcy or Receivership

On August 20, 2003, DDi Corp. (the “Company”) and one of its U.S. subsidiaries, DDi Capital Corp. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors are holding companies. None of DDi Corp.’s operating subsidiaries are included in this filing. The cases are being jointly administered under the case name “In Re DDi Corp., et al,” Case No. 03-15261.

The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as “debtors-in-possession” pursuant to the Bankruptcy Code. The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Chapter 11 filing.

Item 7.    Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release dated August 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: August 20, 2003	By:	/s/ JOHN K. STUMPF
John K. Stumpf Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CAPITAL CORP.
Date: August 20, 2003	By:	/s/ JOHN K. STUMPF
John K. Stumpf Chief Financial Officer and Treasurer